UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2012

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2012 we held our Annual Meeting of Shareholders at which the following four matters were submitted to a vote of security holders:

a)           Election of Directors. Five directors were elected to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified with each director receiving the votes below:

	Number of Shares
Name	For	Against	Withheld	Broker Non-Votes
Christopher E. Herald	17,940,369	76,505	30,022	6,419,922
John Hainey	17,919,950	96,924	30,022	6,419,922
Mark E. Jones, III	17,697,900	203,124	145,872	6,419,922
Leonard Harris	16,720,126	1,033,551	293,219	6,419,922
Brian Labadie	17,915,593	101,281	30,022	6,419,922

b)       Advisory Vote on Executive Compensation. The Shareholders approved the following resolution with 17,849,051 shares voting for, 162,522 shares voting against, 35,323 shares abstaining, and 6,419,922 Broker Non-Votes:

“RESOLVED THAT: Solitario shareholders approve the compensation of Solitario’s named executive officers, as disclosed in the Company’s proxy statement, dated April 27, 2012, pursuant to the compensation disclosure rules of the Securities and Exchange Commission set forth in Item 402 of Regulation S-K, including, but not limited to, the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the proxy statement dated April 27, 2012 for the 2012 annual general meeting.”

c)       Advisory Vote on the Frequency of the Executive Compensation Advisory Vote. The largest number of shareholders voting at the meeting voted to have the Company hold an advisory vote on executive compensation each year, with 8,125,051 shares voting to hold the advisory vote every three years, 497,080 shares voting to hold the advisory vote every two years, 9,381,516 shares voting to hold the advisory vote each year, 42,927 shares abstaining and 6,419,922 Broker Non-Votes.

In light of the advisory vote on the frequency of holding an advisory vote on Executive Compensation above, the Company will hold an advisory vote on Executive Compensation every year.

d)       Appointment of Auditors. The appointment of Ehrhardt Keefe Steiner & Hottman PC as our auditors for fiscal year 2012 was ratified with 23,915,058 shares voting for, 285,622 shares voting against, 266,138 shares abstaining, and no Broker Non-Votes.

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 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 15, 2012

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer